INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”) is made effective as of August 13, 2008 by and among TXP CORPORATION, a Nevada corporation (the “Borrower”), LANDRY MARKS LP, a Texas limited partnership (“Landry Marks”), and YA GLOBAL INVESTMENTS, L.P., (formerly known as Cornell Capital Partners, LP), a Cayman Islands exempted limited partnership (“YA Global”), and all other parties as Creditors or participants who may now or hereinafter join in and consent to the terms and conditions of this Agreement and do thereby agree to be bound by this Agreement in respect of the terms hereof.

RECITALS

A. Landry Marks and the Borrower are parties to the Landry Marks Credit Documents (as hereinafter defined).

B. YA Global and the Borrower are parties to the YA Global Credit Documents (as hereinafter defined).

C. Notwithstanding use of the terms “Landry Marks Collateral,” “Landry Marks Credit Agreement,” “Landry Marks Credit Documents,” “Borrower” and “Creditor” used herein, it is the intention of all parties to this Agreement that the determination as to whether Landry Marks has purchased or financed the Factored Receivables will be made in accordance with the terms of the Factoring and Security Agreement and Texas law.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS

When used in this Agreement, the following capitalized terms will have the meanings hereinafter set forth:

“Accounts Receivable” shall mean all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Borrower (herein collectively referred to as “Accounts”), together with the proceeds thereof, all goods, and inventory represented by such Accounts and all such goods, and inventory that may be returned by the Borrower’s customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which Borrower may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which Borrower represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods, services or inventory by Borrower in the ordinary course of business.

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Collateral” shall mean, as the context requires, any assets of the Borrower pledged to one of the Creditors pursuant to the Credit Documents.

“Credit Agreements” refers to, singularly or collectively, as the context requires, the YA Global Credit Agreements and the Landry Marks Credit Agreements.

“Credit Documents” refers to, singularly or collectively, as the context requires, the YA Global Credit Documents and the Landry Marks Credit Documents.

“Credit Facilities” refers collectively to (a) the loans evidenced by the YA Global Credit Documents and (b) the purchase facility evidenced by the Landry Marks Credit Documents.

“Creditors” shall mean Landry Marks and YA Global, as Creditors, their successors and assigns, and all other parties as Creditors under the respective Credit Agreements.

“Default or Event of Default” shall mean any event, condition, omission, or act, upon the occurrence of which a Creditor has the right, under its respective Credit Documents, to exercise rights and remedies provided therein, including commencement of an enforcement action with respect to all or any portion of the Collateral securing such Creditor’s Credit Facility.

“Distribution” means, with respect to any indebtedness, (a) any payment or distribution by any person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any person.

“Factored Receivables” shall mean collectively, (i) those specific Accounts Receivable of the Borrower that have been purchased by Landry Marks pursuant to, and in accordance with, the Landry Marks Credit Documents, and (ii) to the extent that the Landry Marks Credit Documents and/or the transactions contemplated therein are interpreted as a loan as opposed to a true sale, then those specific Accounts Receivable of the Borrower which were financed by Landry Marks pursuant to the Landry Marks Credit Documents.

“Landry Marks” shall have the meaning set forth in the preamble to this Agreement.

“Landry Marks Collateral” refers to all Accounts Receivable, including Factored Receivables.

“Landry Marks Credit Agreement” refers to the agreement listed on Schedule 1 to this Agreement, as such agreement may, from time to time, be amended, restated or modified.

“Landry Marks Credit Documents” refers collectively to the Landry Marks Credit Agreement and any and all other documents which evidence or secure the obligations of the Borrower under the Landry Marks Credit Agreement.

“Landry Marks Debt” means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Landry Marks under the Landry Marks Credit Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon, and fees and expenses incurred, after the commencement of a Proceeding, without regard to whether or not such interest, fees and expenses are an allowed claim.

“Lien” means, relative to any asset of the Borrower, any mortgage, deed of trust, lien (statutory or otherwise), pledge, charge, security interest, assignment, deposit arrangement, priority, title retention device, encumbrance, trust or other preferential arrangement intended as security in respect of such asset given by the Borrower to any Creditor.

“Person” shall mean any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a person.

“Proceeds” shall have the meaning assigned to it under the Uniform Commercial Code in effect in the State of Texas (the “Code”), shall also include “products” (as defined in the Code), and, in any event, shall include, but not be limited to (a) any and all payments (in any form whatsoever) made or due and payable to the owner of any of the Accounts Receivable from time to time and (b) any and all other amounts from time to time paid in connection with any of the Accounts Receivable.

“YA Global” shall have the meaning set forth in the preamble to this Agreement.

“YA Global Collateral” means, collectively, substantially all of the personal property of Borrower, and all other Collateral that has been or will be pledged to YA Global pursuant to the YA Global Credit Documents and includes, without limitation, but subject to the terms of this Agreement, the Factored Receivables and other Accounts Receivable.

“YA Global Credit Agreements” refers collectively to the agreements identified on Schedule 2 of this Agreement, as such agreements may, from time to time, be amended, restated or modified.

“YA Global Credit Documents” refers collectively to the YA Global Credit Agreements and any and all other documents which evidence or secure the obligations of the Borrower under the YA Global Credit Agreements.

2. COLLATERAL AND SUBORDINATION

(a) Collateral.

(i) YA Global agrees that upon purchase of a Factored Receivable by Landry Marks from the Borrower in accordance with the terms of the Landry Marks Credit Documents, then YA Global agrees that such Factored Receivable shall be released from, and shall be transferred to Landry Marks free and clear of, YA Global’s Liens without further release or other action by YA Global, Landry Marks, or the Borrower. Notwithstanding the foregoing, if a court of final, nonappealable jurisdiction determines that Landry Marks has financed, as opposed to purchased, the Factored Receivables, then no such release will be deemed to have occurred and notwithstanding the time, order, method, or manner of granting, or perfection of any security interest or lien, the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any other documents, instruments, or agreements under the UCC or any other applicable law and any provision of the UCC or any other applicable law to the contrary, the Creditors hereby agree:

A. Landry Marks shall have a first priority security interest in and Lien upon all Accounts Receivable, including all Factored Receivables; and

B. Subject to the standstill set forth in Section 2(a)(ii) and Section 9 hereof, YA Global shall have a second priority security interest in and Lien upon all Factored Receivables and other Accounts Receivable.

YA Global and Landry Marks further agree that with respect to Collateral other than Accounts Receivable:

A. YA Global shall have a first priority security interest in and Lien(s) upon all other YA Global Collateral; and

B. Landry Marks shall not have, and shall not accept or acquire, a security interest or Lien in any assets of Borrower other than the Landry Marks Collateral.

(ii) YA Global. YA Global agrees that at all times to the extent YA Global has any Liens in and to any Accounts Receivable, such Liens shall remain subordinate to the Liens in favor of Landry Marks. YA Global agrees that notwithstanding anything contained in any YA Global Credit Documents to the contrary, until the final and indefeasible payment of all indebtedness and other obligations owing from Borrower to Landry Marks, YA Global shall not exercise any remedies or otherwise take any actions related in any way to its subordinate liens in all Accounts Receivable. YA Global agrees that it will not contest or challenge the characterization of the acquisition of Factored Receivables from Borrower by Landry Marks as a true sale transaction.

(iii) Landry Marks. Landry Marks acknowledges and agrees that it will only purchase from Borrower Accounts Receivable in connection with its Credit Documents and to the extent such Credit Documents are interpreted as a loan as opposed to a true sale, that to secure the obligations of Borrower under its Credit Documents it will only claim a first priority Lien against and security interest in the Factored Receivables and all other Accounts Receivable. Landry Marks agrees that notwithstanding anything contained in any Landry Marks Credit Documents to the contrary, until the final and indefeasible payment of all indebtedness and other obligations owing from Borrower to YA Global, Landry Marks shall not exercise any remedies or otherwise take any actions related in any way against any assets of the Borrower except for the Landry Marks Collateral.

(iv) Reserved.

(v) Accounts Receivable. Notwithstanding the Liens and security interest in favor of YA Global, each of Borrower, Landry Marks and YA Global acknowledge and agree that so long as no Default or Event of Default then exists under the Landry Marks Credit Documents, and all reserve accounts (described in the Landry Marks Credit Documents) are fully funded and following application thereof to payments on delinquent Factored Receivables, each in accordance with the Landry Marks Credit Documents, Landry Marks shall, deliver the remaining purchase price not applied or credited as set forth above or in the Landry Marks Credit Documents to be paid for any Factored Receivables purchased by Landry Marks pursuant to the Landry Marks Credit Documents as directed in that certain direction letter from Borrower to Landry Marks attached hereto as Exhibit “B” (the “Direction Letter”). In addition, Landry Marks agrees that any amounts actually paid to Borrower for the acquisition of Accounts Receivable as described in Section 2.1.4 of the Landry Marks Credit Agreement in excess of the $1,250,000 described in the Direction Letter shall be advanced to Borrower’s account specified on Exhibit “A” attached hereto, unless otherwise specified in writing to Landry Marks by Borrower and YA Global. Borrower and YA Global acknowledge and agree that Landry Marks shall be entitled to and may retain all Proceeds of all Accounts Receivable for application to the Landry Marks Debt pursuant to the Landry Marks Credit Documents. Upon full and final payment, in good and collected funds, of the Landry Marks Debt, and any obligation or right of Landry Marks to purchase further Accounts Receivable under the Landry Marks Credit Documents has been terminated, Landry Marks agrees to re-assign any Accounts Receivables to the Borrower, and remit any remaining Proceeds received by Landry Marks related thereto to the Borrower’s account specified on Exhibit “A” attached hereto. Each of Borrower and YA Global acknowledge and agree that, notwithstanding the Direction Letter, in accordance with the Landry Marks Credit Documents, Landry Marks has no obligation or commitment to finance or otherwise purchase any Accounts Receivable from Borrower, and any such purchase shall be subject, in all respects, to approval by Landry Marks in its sole discretion; provided, however, that if and when Landry Marks actually finances or otherwise purchases any Account Receivable from Borrower in accordance with the Landry Marks Credit Documents, the related purchase price (following application in accordance with the Landry Marks Credit documents, including, without limitation, application to credit reserve accounts or pay for delinquent Accounts Receivable or otherwise) to be delivered to the Borrower shall, if applicable, be delivered in accordance with Borrower’s directions set forth in the Direction Letter.

(b) Option to Purchase. Following the occurrence of any Event of Default under the Landry Marks Credit Documents and/or the YA Global Credit Documents, YA Global shall have the right (but not the obligation), in its sole discretion, to purchase all, but not less than all, of Landry Marks’ right, title and interest in and to the Landry Marks Debt and the Landry Marks Credit Documents, and Landry Marks agrees that in such circumstances it shall sell to YA Global all of its right, title and interest in and to the Landry Marks Debt and the Landry Marks Credit Documents, for cash consideration in an amount equal to the outstanding principal amount of the Landry Marks Debt plus accrued and unpaid interest thereon, including, without limitation, all interest at the default rate as provided in the Landry Marks Credit Documents, plus all other amounts due and owing under the Landry Marks Credit Documents, including, without limitation, the payment all reasonable fees and expenses due thereon (collectively, the “Purchased Interests”). To exercise such option, Landry Marks must receive irrevocable notice from YA Global (the “Exercise Notice”) of its intention to exercise the purchase option granted hereby. Notwithstanding anything in this Section to the contrary or in conflict, Landry Marks shall be entitled to commence exercising its remedies with respect to any Default or Event of Default at any time, irrespective of whether YA Global has delivered the Exercise Notice. The parties agree that the closing of the acquisition by YA Global of the Purchased Interests pursuant to its rights in this Section 2(b) shall be consummated no later than ten (10) business days following delivery of the Exercise Notice by the execution of customary assignment documents transferring the Landry Marks Debt and Landry Marks Credit Documents and the security interests and Liens securing the same, without recourse and without representations and warranties from Landry Marks, except that Landry Marks shall represent and warrant: (i) that Landry Marks is the owner of the Landry Marks Debt and the Landry Marks Credit Documents and Landry Marks free and clear of any Liens or other encumbrances; (ii) as to the amount owed under the Landry Marks Credit Documents as of the date of the assignment; and (iii) that the execution by Landry Marks of the assignment documents and the performance by Landry Marks of its obligations thereunder are duly authorized by all requisite corporate action.

(c) Control. To the extent that possession or control is necessary to perfect a security interest in YA Global Collateral which is in the possession of Landry Marks, Landry Marks hereby agrees to act, and is hereby appointed, as the agent and bailee for YA Global solely for the purposes of perfecting YA Global’s security interest in such YA Global Collateral. Additionally, to the extent that possession or control is necessary to perfect a security interest in Landry Marks Collateral which is in the possession of YA Global, YA Global hereby agrees to act, and is hereby appointed, as the agent and bailee for Landry Marks solely for the purposes of perfecting Landry Mark’s security interest in such Landry Marks Collateral. Nothing in this paragraph is intended to, nor shall be construed to, change the relative priorities and rights of the Creditors in the Collateral as set forth elsewhere in this Agreement.

3. COORDINATION CONCERNING INTANGIBLE ASSETS AND RIGHTS

Each of the parties hereto acknowledges and agrees that one or more Creditors may have a Lien on, or other rights to use or to access, property of the Borrower consisting of books and records, software rights (including, without limitation, reservation systems) and other similar property (including management agreements, sales and marketing agreements and developer’s or declarant’s rights) which exist in connection with the various business operations of Borrower generally and therefore are or could be associated with the Collateral pledged and delivered to more than one Creditor (the “Servicing Assets”). Each party hereto agrees to act in good faith and in a commercially reasonable manner and to reasonably cooperate with the others in a utilization of such Servicing Assets in order to facilitate reasonable access on the part of each other party hereto to such Servicing Assets, as necessary to permit each party to realize upon its Collateral, provided, however, that nothing contained herein is intended, nor shall be construed, to require any such Creditor to (i) incur out-of-pocket costs in connection with the same, (ii) take possession of, exercise rights with respect to, or to maintain, or store, or take other similar actions with respect to, the Servicing Assets, or (iii) delay, forbear, or standstill from exercising any of such Creditor’s rights and remedies with respect to such portions of the Servicing Assets which are the Creditor’s Collateral, including, without limitation, conducting secured party sales of the same.

4. NOTICE OF DEFAULT

Each Creditor (the “Noticing Creditor”) agrees to give each other Creditor prompt notice of any Default or Event of Default under its respective Credit Agreement of which it is aware or of which it has received notice from the Borrower. Such notice shall set forth in reasonable detail the nature of the Default or Event of Default in question. Until such Default or Event of Default is cured, such Creditor agrees, upon the request of any other Creditor, to periodically provide each other Creditor with information regarding the status of the Default or Event of Default in question. Prior to the commencement of any enforcement action against the Borrower, including any action in bankruptcy and/or disposition, each Creditor agrees, to the extent reasonably practicable, to give each other Creditor prior written notice of the nature of such enforcement action. Failure to give any such notice, however, shall not impair or otherwise adversely affect the Borrower’s obligations under the Credit Documents, to which the Noticing Creditor is a party, or the Noticing Creditor’s rights and remedies under its Credit Documents, nor shall such failure give rise to any liability on the part of the Noticing Creditor to the other Creditors.

5. CONSENT TO CREDIT FACILITY

Each Creditor hereby consents to the Borrower entering into or continuing its relationship, as the case may be, under the other Creditors’ Credit Documents and incurring indebtedness pursuant thereto and securing such indebtedness with a pledge of and grant of a Lien (i) with respect to Landry Marks, on the Factored Receivables, and all other Accounts Receivable subject to the terms hereof; and (ii) with respect to YA Global, on the YA Global Collateral, subject to the terms hereof.

6. INCLUSION OF CUSTODIANS AND OTHER AGENTS

For purposes of this Agreement, any reference to a Creditor shall mean and include any custodian or other agent of such Person who may, at any time, be in possession of all or any portion of the Collateral for the benefit of such Creditor.

7. RESERVED

8. RESERVED

9. EXERCISE OF REMEDIES

Subject only to any express provisions of this Agreement or the Credit Agreements that require a Creditor to take or refrain from taking any action, each Creditor may exercise its discretion with respect to exercising or refraining from exercising any of its rights and remedies or taking any enforcement action with respect to the Collateral which is specifically pledged under such Creditor’s respective Credit Documents. YA Global agrees not to take any action against any Account Receivable so long as the Landry Marks Debt is outstanding and this Agreement remains in effect. Landry Marks agrees, except as expressly set forth herein, not to take any action against the YA Global Collateral (other than all Accounts Receivable) so long as the indebtedness owing from Borrower to YA Global pursuant to the YA Global Credit Documents remains outstanding and this Agreement remains in effect.

The parties agree that YA Global may at its option take any action to accelerate payment of all or any portion of the indebtedness owing by Borrower to YA Global and to foreclose or realize upon or enforce any of the YA Global Collateral (other than any Accounts Receivable) and to exercise any other rights YA Global may have, without the prior consent of Landry Marks; provided, that YA Global shall not take any action to foreclose or realize upon or to enforce any of its rights with respect to security interests and Liens granted by Borrower in or on any of the Landry Marks Collateral.

Additionally, the parties agree that Landry Marks may at its option take any action to accelerate payment of all or any portion of the Landry Marks Debt and to foreclose or realize upon or enforce any of the Landry Marks Collateral and to exercise any other rights Landry Marks may have, without the prior consent of YA Global; provided, that Landry Marks may not take any action to foreclose or realize upon or to enforce any of its rights with respect to security interests and Liens granted by Borrower in or on the YA Global Collateral other than Accounts Receivable.

10. INDEPENDENT CREDIT INVESTIGATIONS

No Creditor nor any of its respective directors, officers, agents or employees shall be responsible to any other Creditor or to any other Person for the Borrower’s solvency, credit worthiness, financial condition, or ability to repay any of the debt or for the accuracy of any recitals, statements, representations or warranties of the Borrower, oral or written, or for the validity, sufficiency, enforceability, or perfection of the security interests in any Collateral. Each Creditor has entered into its respective financing arrangements with the Borrower based upon its own independent investigation, and makes no warranty or representation to the other Creditors nor does it rely upon any representation of the other Creditors with respect to matters identified or referred to herein. No Creditor shall have any responsibility to any other Creditor for monitoring or assuring compliance by the Borrower with any of the Borrower’s covenants or representations made to any Creditor. Without limiting the generality of the foregoing, any Creditor may perform in accordance with the terms of its Credit Agreements (subject to this Agreement) without regard to whether the Borrower’s performance in accordance with the terms thereof might or would constitute or result in a breach of covenants or representations under the other Creditor’s Credit Documents, and under no circumstances shall any Creditor be liable to the other for inducing a breach or a violation of any other Creditor’s Credit Agreement by virtue of performing in accordance with the terms of its own Credit Documents (subject to this Agreement).

11. AMENDMENTS, MODIFICATIONS AND INCREASES OF CREDIT DOCUMENTS

Each Creditor may enter into amendments, restatements, modifications, renewals or extensions of its Credit Documents with the Borrower without the prior written consent of the other Creditor, provided that, without the prior written consent of YA Global: (i) at no time shall the Landry Marks Credit Facility exceed an invoice face amount outstanding of Accounts Receivables of $1,500,000; (ii) Landry Marks will not take or accept any additional Collateral other than the Landry Marks Collateral; and (iii) Landry Marks shall not increase the discount rates or fees (except for rates or fees set forth in the Landry Marks Credit Documents which may be imposed following a Default or Event of Default) due under the Landry Marks Credit Facility and/or the Landry Marks Credit Documents. Should any Creditor cease extending further credit to the Borrower, this Agreement shall nevertheless continue in effect as to the outstanding Liens of each Creditor until this Agreement is terminated as set forth herein.

12. AMENDMENTS TO THIS AGREEMENT

No amendment, modification, supplement, termination, consent, or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall be in any event effective unless it shall be in writing signed by or on behalf of each of the Creditors; provided that, no amendment to this Agreement which materially and adversely effects the Borrower shall be made unless also signed by the Borrower. Any waiver of this provision or any consent to any departure from the terms of this provision shall be effective only in the specific instance and for the specific purpose for which given.

13. TERMINATION

This Agreement is a continuing agreement and unless all Creditors then party hereto have specifically consented in writing to its earlier termination, this Agreement shall remain in full force and effect in all respects with respect to each Creditor until such time as the Credit Facilities of such Creditor are repaid in full or otherwise satisfied, in which case this Agreement shall terminate only with respect to such Creditor (except for the agreements of such Creditor under Sections 10, 15, 18, 21 22 and 24 hereof), but this Agreement shall continue in full force and effect with respect to all other Creditors whose respective Credit Facilities have not been paid or otherwise satisfied in full.

14. EFFECT OF BANKRUPTCY

This Agreement shall be and remain enforceable notwithstanding any bankruptcy or insolvency proceeding by or against the Borrower.

15. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Texas (without regard to its conflicts of law principles that would call for the application of the laws of another jurisdiction).

16. AUTHORITY; SUCCESSORS AND ASSIGNS

Each party hereby represents and warrants that it has the full power and authority to execute and deliver this Agreement, including, in the case of the Creditors, any required consents or approvals of its co-Creditors or participants under its Credit Agreements. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto; provided, that no Creditor (or any Creditor represented by any Creditor) shall assign or transfer any rights or obligations under its Credit Documents to another Person unless such Person shall have agreed in writing to be bound by the terms of this Agreement as if it were a party hereto.

17. WAIVERS; FAILURE OR DELAY

No failure or delay on the part of any Creditor in the exercise of any power, right, remedy, or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or privilege preclude any other or further exercise of any other power, right or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

18. SEVERABILITY OF PROVISIONS

Any provision of this Agreement which is illegal, invalid, prohibited, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of any such provision in any other jurisdiction.

19. COMPLETE AGREEMENT

With respect to the matters set forth herein, this Agreement is intended by the parties as a final expression of their agreement and supersedes any other agreements or negotiations, oral or written, and shall not be modified except as provided in Section 12 hereof.

20. ATTORNEYS’ FEES AND DISBURSEMENTS

In the event of any dispute concerning the meaning or interpretation of this Agreement, or in the event of any litigation by a party to enforce the provisions hereof, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys’ fees and disbursements and actual court costs incurred including those for pretrial, trial and appellate proceedings.

21. VENUE

EACH OF THE CREDITORS AND THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE CREDITORS AND THE BORROWER EXPRESSLY SUBMIT TO AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON-CONVENIENS, SUBJECT TO THE REQUIREMENTS THAT ANY ENFORCEMENT ACTION WITH RESPECT TO THE COLLATERAL BE BROUGHT IN THE COURTS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED OR WHICH LAW APPLIES TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE SECURITY INTEREST.

22. JURY TRIAL WAIVER

ALL OF THE CREDITORS AND THE BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE CREDITORS AND THE BORROWER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH CREDITOR HAS RELIED ON THIS WAIVER CONTAINED HEREIN IN ENTERING INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THAT EACH CREDITOR WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. THE CREDITORS AND THE BORROWER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

23. CONFLICTS

To the extent that any of the provisions of this Agreement conflict with any provisions of the Credit Documents, the provisions of this Agreement shall control.

24. FURTHER ASSURANCE

Each Creditor shall cooperate fully with each other in order to carry out promptly and fully the terms and provisions of this Agreement. Each party hereto shall from time to time execute and deliver such other agreements, documents or instruments and take such other actions as may be reasonably necessary to effectuate the terms of this Agreement. The Creditors shall each be solely responsible for all costs and expenses (including their respective attorneys’ fees and disbursements) incurred by them in connection with the execution and delivery of this Agreement and otherwise incurred by them in entering into the transactions contemplated herein.

25. COUNTERPARTS

This Agreement may be executed in any number of counterparts, and each counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

26. NOTICES

Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or by registered or certified U.S. mail, return receipt requested, and shall be deemed given

(a)	if served in person, when served; or

(b)
if telecopied, on the date of transmission if before 5:00 p.m. (Dallas time) on a business day or otherwise on the next business day, provided that a confirmation of a receipt of any such telecopy is obtained and retained by the sending party and that a hard copy of such notice is also sent pursuant to (c) or (d) below or by first class U.S. mail; or

(c)	if by overnight courier, on the first business day after delivery to the courier; or

(d)
if by certified or registered U.S. mail, return receipt requested, on the fourth day after deposit in the mail postage prepaid. For purposes of this Agreement the term “business day” shall mean a day on which banks are open for business in Dallas. Any party listed below may change the address to which notices are to be sent hereunder by giving notice per and in the manner set forth herein (of such change of address to all of the other parties entitled to receive notice hereunder).

If to Landry Marks:	Landry Marks Partners LP
8401 North Central Expressway, Suite 850
Dallas, Texas 75225
Telecopier Number: (214) 368-9130
Attention: Mr. Tom Landry

With copy to:	Patton Boggs, LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Attention: Matthew Fontane, Esq.
Telecopier Number: (214) 758-1550

If to YA Global:	YA Global Investments, L.P.
c/o Yorkville Advisors LLC
101 Hudson Street – Suite 3700
Jersey City, New Jersey 07302
Telecopier Number: (201) 985-8266
Attention: David Fine, Esq.

With a Copy to:	Riemer & Braunstein, LLP
Three Center Plaza
Boston, Massachusetts 02109
Attn: Douglas K. Clarke, Esq.
Telecopier No. (617) 692-3485

If to the Borrower:	TXP Corporation
1299 Commerce Drive
Richardson, Texas 75081
Telecopier Number: (214) 575-9314
Attention: Chris Ryan, Chief Financial Officer

27. BORROWER’S OBLIGATIONS ABSOLUTE

The provisions of this Agreement set forth the relative rights and obligations of the Creditors with respect to the Collateral, and nothing contained in this Agreement shall impair, as between the Borrower, on the one hand, and any Creditor, on the other hand, the obligation of the Borrower to pay such Creditor all amounts payable in respect of such Creditor’s Credit Facilities as and when the same shall become due and payable in accordance with the terms of such Creditor’s Credit Documents, or prevent any Creditor (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by its Credit Documents and by applicable law upon a Default or Event of Default under any of its Credit Documents.

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IN WITNESS WHEREFORE, the parties hereby have executed or caused this Agreement to be executed on their behalf by their duly authorized representatives as of the date first above written.

TXP CORPORATION,

By:	/s/Michael C. Shores
Name: Michael C. Shores
Title: President and Chief Executive Officer

CREDITORS:

LANDRY MARKS PARTNERS LP,

By:	Landry Marks GP LLC, a Texas limited liability company, its General Partner

By:	/s/ Tolbert B. Marks
Tolbert B. Marks, Manager

YA GLOBAL INVESTMENTS, L.P.,

By:	Yorkville Advisors, LLC,
its investment manager

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: Senior Managing Director

Schedule 1
Landry Marks Credit Agreement

Factoring and Security Agreement, dated as of August 13, 2008, among the Borrower and Landry Marks, as modified from time to time

Schedule 2
YA Global Credit Agreement

Securities Purchase Agreement, dated as of May 29, 2008 by and between the Borrower and YA Global;

Senior Secured Convertible Debentures dated as of May 29, 2008 in the original principal amount of $5,725,000 issued by Borrower to YA Global;

Security Agreement dated as of May 29, 2008 granted by Borrower in favor of YA Global, as modified from time to time;

Intellectual Property Security Agreement dated as of May 29, 2008 granted by Borrower in favor of YA Global, as modified from time to time;

Securities Purchase Agreement, dated as of March 30, 2007 by and between the Borrower and YA Global;

Secured Convertible Debentures dated as of March 30, 2007 in the original principal amount of $5,000,000 issued by Borrower to YA Global;

Security Agreement dated as of March 30, 2007 granted by Borrower in favor of YA Global, as modified from time to time;

Securities Purchase Agreement, dated as of June 5, 2006, by and between the Borrower and YA Global;

Secured Convertible Debentures dated as of June 5, 2006 in the original principal amount of $550,000 issued by Borrower to YA Global; and

Security Agreement dated as of June 5, 2006 granted by Borrower in favor of YA Global, as modified from time to time.